                                                                    EXHIBIT 2(b)


                              CERTIFICATE OF AMENDMENT


                                         OF


                            CERTIFICATE OF INCORPORATION


                                         OF

                               JPC CONSTRUCTION, INC.

                             BEFORE PAYMENT OF CAPITAL

                    --------------------------------------------
                       PURSUANT TO SECTION 241 OF THE GENERAL
                      CORPORATION LAW OF THE STATE OF DELAWARE
                    --------------------------------------------


              WE, THE UNDERSIGNED, being a majority of the duly elected and qualified directors of JPC CONSTRUCTION, INC., do hereby certify:

              FIRST:    That the Certificate of Incorporation was filed in the
Office of the Secretary of State of Delaware on the 26th day of September, A.D. 1973, and a certified copy thereof was recorded in the Office of the Recorder of Kent County, Delaware, on the 26th day of September, 1973, and that the corporation has not received any payment for any of its stock.

              SECOND:   That Article FIRST of the Certificate of Incorporation
is amended to read as follows:

                        FIRST:     The name of the Corporation is:

                                     YAVAPAI HILLS, INC.

              THIRD:    That such amendment has been duly adopted in accordance
with the provisions of Section 241 of the General Corporation Law of the State of Delaware.

              IN WITNESS WHEREOF, we have hereunto set our hands and seals the

   2nd   day of November, 1973.



                                   /s/ Michael J. Klein               (SEAL)
                                   -----------------------------------



                                   /s/ Aaron W. Weingarten            (SEAL)
                                   -----------------------------------



                                   /s/ Howard Weiss                   (SEAL)
                                   -----------------------------------


                                          2